Exhibit (h)(1)

TERRA CAPITAL MARKETS, LLC

FORM OF DEALER MANAGER AGREEMENT

[               ], 2015

Terra Capital Markets, LLC

805 Third Avenue, 8th Floor

New York, New York 10022

RE:	TERRA INCOME FUND 6, INC.

Ladies and Gentlemen:

Terra Income Fund 6, Inc. (the “Company”) is a Maryland corporation that is a non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, or the 1940 Act and that intends to elect to be treated for federal income tax purposes, and qualify annually thereafter, as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. The Company proposes to offer up to 80,000,000 shares of common stock, $.001 par value per share (the “Shares”), for a purchase price of $12.50 per Share (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), in the offering (the “Offering”), and Shares to be offered for a purchase price per Share of 95% of the price that Shares are sold in the Offering (as defined below) at the semi-monthly closing immediately following the distribution payment date, as described in the Prospectus (as defined below) for issuance through the Company’s distribution reinvestment program (the “DRIP” and together with the Offering, the “Offering”), all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1(a)). The Company has reserved the right to reallocate the Shares offered in the Offering between the DRIP and the Offering.

Upon the terms and subject to the conditions contained in this Dealer Manager Agreement (this “Agreement”), the Company hereby appoints Terra Capital Markets, LLC, a Delaware limited liability company (the “Dealer Manager”), to act as the exclusive dealer manager for the Offering, and the Dealer Manager desires to accept such engagement.

1.	Representations And Warranties Of The Company and the Advisor. The Company and the Advisor hereby represent, warrant and agree during the term of this Agreement as follows:

(a)	Registration Statement and Prospectus. In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. [ ]) on Form N-2 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); one or more amendments to such registration statement have been or may be so prepared and filed. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that:

(i)	if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission; and

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(ii)	if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

(b)	Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they are hereafter filed with the Commission, will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	Compliance With the Securities Act. During the term of this Agreement:

(i)	the Registration Statement, the Prospectus and any amendments or supplements thereto have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations; and

(ii)	the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based upon information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or Prospectus.

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(d)	Securities Matters. There has not been:

(i)	any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information;

(ii)	any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose; or

(iii)	any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

(e)	Corporate Status and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(f)	Authorization of Agreement. This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws.

The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:

(i)	the Company’s or any of its subsidiaries’ charter, bylaws, or other organizational documents, as the case may be;

(ii)	any material indenture, mortgage, deed of trust, voting trust agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound; or

(iii)	any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, except in the case of clause (ii) or (iii), for such conflicts, breaches or defaults that would not, individually or in the aggregate, result in a Company MAE (as defined below in this Section 1(f)).

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No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur). Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents, as the case may be.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (A) the condition, financial or otherwise, earnings or business of the Company and its subsidiaries considered as one enterprise, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares.

(g)	Actions or Proceedings. As of the initial Effective Date, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries pending before any court, arbitrator, administrative agency or other tribunal:

(i)	asserting the invalidity of this Agreement;

(ii)	seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement;

(iii)	that would materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Shares;

(iv)	that would result in a Company MAE; or

(v)	seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus.

The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date.

(h)	Escrow Agreement. The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and UMB Bank, N.A. (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement. Once a minimum of $2,000,000 of subscription funds has been deposited in the Deposit Account, upon determination by the Company that it intends to break escrow, the Company shall deposit (or cause to be deposited) all subscription funds to a designated deposit account in the name of the Company (the “Deposit Account”) at a depository bank (the “Depository Bank”) which shall be subject to the reasonable prior approval of the Dealer Manager, subject to any higher or continuing escrow obligations imposed by certain states as described in the Prospectus.

(i)	Sales Literature. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. To the knowledge of the Company, any and all Approved Sales Literature did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(j)	Authorization of Shares. The Shares have been duly authorized and, upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(k)	Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Shares have been or will be paid when due.

(l)	Tax Returns. The Company has filed or will file all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes except those being contested in good faith, indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(m)	Regulated Investment Company Qualifications. The Company will make a timely election to be subject to tax as a Regulated Investment Company (“RIC”) pursuant to Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2015, or the first year during which the Company begins material operations. Commencing with its taxable year ended December 31, 2015, the Company has been organized in conformity with the requirements for qualification as a RIC under the Code, and its current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a RIC under the Code.

(n)	Independent Registered Public Accounting Firm. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(o)	Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(p)	Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

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(q)	Government Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(r)	Advisor; Advisory Agreement.

(i)	The Advisor is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)	Each of this Agreement and the Advisory Agreement is duly and validly authorized, executed and delivered by or on behalf of the Advisor and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and binding agreement of the Advisor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws.

(iii)	The execution and delivery of each of this Agreement and the Advisory Agreement and the performance hereunder and thereunder by the Advisor do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Advisor’s or any of its subsidiaries’ charter or bylaws, or other organizational documents; (ii) any material indenture, mortgage, stockholders agreement, note, lease or other material agreement or instrument to which the Advisor or any of its subsidiaries is a party or by which the Advisor or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings or business of the Advisor, or (B) a Company MAE; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Advisor or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of the Advisory Agreement by the Advisor. The Advisor is not in violation of its limited liability company agreement or other organizational documents.

(iv)	There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Advisor.

(v)	The Advisor possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, or business of the Advisor, (B) a Company MAE, or (C) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor, and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

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2.	Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company during the term of this Agreement that:

(a)	Organization Status. The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(c)	Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under:

(i)	its organizational documents;

(ii)	any material indenture, mortgage, deed of trust, voting trust agreement, note, lease or other material agreement to which the Dealer Manager or its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which any of the property or assets of the Dealer Manager is subject; or

(iii)	any statute rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties or results of operations of the Dealer Manager.

(d)	Broker-Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(e)	Disclosure. The information under the caption “Plan of Distribution” in the Prospectus, insofar as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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3.	Offering and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and distributor to solicit and to retain the Selected Broker-Dealers (as defined in Section 3(a)) to solicit subscriptions for the Shares at the subscription price to be paid in cash. The Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its best efforts to sell or cause to be sold the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement.

The Dealer Manager shall do so during the period commencing on the initial Effective Date and ending on the earliest to occur of the following: (1) the later of (x) two years after the initial Effective Date of the Registration Statement and (y) at the Company’s election, the date on which the Company is permitted to extend the Offering in accordance with the rules of the Commission; (2) the acceptance by the Company of subscriptions for 80,000,000 shares; (3) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time; (4) the termination of the effectiveness of the Registration Statement; and (5) the liquidation or dissolution of the Company (such period being the “Offering Period”).

The number of Shares, if any, to be reserved for sale by each Selected Broker-Dealer may be determined by mutual agreement, from time to time, by the Dealer Manager and the Company. In the absence of such determination, the Company shall, subject to the provisions of Section 3(b), accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

(a)	Selected Broker-Dealers. The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Selected Broker-Dealers”); provided, however, that:

(i)	the Dealer Manager reasonably believes that all Selected Broker-Dealers are registered with the Commission, members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares; and

(ii)	all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Selected Broker-Dealer Agreement substantially in the form of Exhibit A hereto (the “Selected Broker-Dealer Agreement”).

(b)	Subscription Documents. Each person desiring to purchase Shares through the Dealer Manager, or any other Selected Broker-Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

Until the minimum offering of $2,000,000 in Shares has been sold, payments for Shares shall be made by checks payable to “UMB Bank, N.A., as Escrow Agent for Terra Income Fund 6, Inc.” During such time, a Selected Broker-Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to UMB Bank, N.A. (the “Escrow Agent”) at the address provided in the Subscription Agreement.

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When a Selected Broker-Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check were initially received by the Selected Broker-Dealer from the subscriber, the Selected Broker-Dealer shall transmit the Subscription Agreement and check to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to the Selected Broker-Dealer’s internal supervisory procedures, the Selected Broker-Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Selected Broker-Dealer shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following the Selected Broker-Dealer’s receipt of the Subscription Agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent. If any Subscription Agreement solicited by the Selected Broker-Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection.

Once the minimum offering of $2,000,000 in Shares has been sold, subject to any continuing escrow obligations imposed by certain states as described in the Prospectus, payments for Shares shall be made payable to “Terra Income Fund 6, Inc.” At such time, the Selected Broker-Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to Terra Income Fund 6, Inc., c/o ACS Securities Services, Inc., at the address provided in the Subscription Agreement.

(c)	Completed Sale. A sale of a Share shall be deemed by the Company to be completed for purposes of Section 3(d) if and only if:

(i)	the Company or an agent of the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Selected Broker-Dealer or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement;

(ii)	the Company has accepted such subscription; and

(iii)	such investor has been admitted as a shareholder of the Company.

In addition, no sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected.

(d)	Dealer-Manager Compensation.

(i)	Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), the Company agrees to pay the Dealer Manager selling commissions in the amount of six percent (6.0%) and a broker-dealer fee in the amount of one percent (1.0%) (for marketing fees and expenses) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering. The Company will not pay selling commissions or broker-dealer fees for sales of Shares pursuant to the DRIP, and the Company will pay reduced selling commissions and broker-dealer fees or may eliminate commissions or fees on certain sales of Shares, including the reduction or elimination of selling commissions and broker-dealer fees in accordance with, and on the terms set forth in, the Prospectus. The Dealer Manager may re-allow up to all of the selling commissions and broker-dealer fees, subject to federal and state securities laws, to the Selected Broker-Dealer who sold the Shares, as described more fully in the Selected Broker-Dealer Agreement.

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(ii)	Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3(d), as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in the amount of three percent (3.0%) of the selling price of each Share for which a sale is completed from the Shares offered in the Offering (the “Dealer Manager Fee”). No Dealer Manager Fee will be paid in connection with Shares sold pursuant to the DRIP.

The Dealer Manager may retain or re-allow a portion of the Dealer Manager Fee, subject to federal and state securities laws, to the Selected Broker-Dealer who sold the Shares as a marketing fee, as described more fully in the Selected Broker-Dealer Agreement. The Company will not be liable or responsible to any Selected Broker-Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee to such Selected Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee to Selected Broker-Dealers. Notwithstanding the above, the Company, in its sole discretion, either directly or through the Escrow Agent, may act as agent of the Dealer Manager making direct payment of commissions or reallowance of the Dealer Manager Fee to such Selected Broker-Dealers without incurring any liability therefor.

(iii)	All selling commissions, broker-dealer fees, and Dealer Manager fees payable to the Dealer Manager will be paid at least within ten (10) business days after the investor subscribing for the Share is admitted as a shareholder of the Company, in an amount equal to the selling commissions, broker-dealer fees, and the dealer manager fees payable with respect to such Shares. The Dealer Manager acknowledges that no commissions, payments or other amounts will be paid to the Dealer Manager unless and until the gross proceeds of the Shares sold are disbursed to the Company in accordance with the terms of the Escrow Agreement.

(iv)	In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Selected Broker-Dealers participating in the Offering, including, but not limited to, selling commissions, broker-dealer fees, and the Dealer Manager Fee exceed ten percent (10.0%) of gross offering proceeds from the Offering in the aggregate. The Dealer Manager shall repay to the Company any excess amounts received over FINRA’s 10% cap if the Offering is abruptly terminated after receiving the minimum amount offered by the Company pursuant to the Prospectus and before reaching the maximum amount offered by the Company pursuant to the Prospectus.

(v)	Notwithstanding anything to the contrary contained herein, if the Company pays any selling commission or broker-dealer fees to the Dealer Manager for sale by a Selected Broker-Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Company shall decrease the next payment of selling commissions and broker-dealer fees or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission and broker-dealer fee rate established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded. If no payment of selling commissions, broker-dealer fees, or other compensation is due to the Dealer Manager after such withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

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(e)	Reasonable Bona Fide Due Diligence and Company Expenses. In addition to any payments to the Dealer Manager pursuant to Section 3(d), the Company shall reimburse the Dealer Manager or any Selected Broker-Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Selected Broker-Dealer to the extent permitted pursuant to the rules and regulations of FINRA, provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3(e) which would cause the aggregate of all of the Company’s expenses described in Section 3(f) and compensation paid to the Dealer Manager and any Selected Broker-Dealer pursuant to Section 3(d) to exceed 15% of the gross proceeds from the sale of the Shares. Also, the Company shall only reimburse the Dealer Manager or any Selected Broker-Dealer for such approved bona fide due diligence expenses to the extent such expenses have actually been incurred and are supported by detailed and itemized invoice(s) provided to the Company. In addition to payment of the Company expenses, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA; provided, however, that, no costs and expenses shall be reimbursed by the Company as provided herein which would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the Shares, excluding reimbursement of bona fide due diligence expenses as provided herein.

(f)	Certain Advances to Dealer Manager. The parties hereto acknowledge that prior to the initial Effective Date, the Company may have paid to the Dealer Manager advances of monies against out-of-pocket accountable expenses actually anticipated to be incurred by the Dealer Manager in connection with the Offering (other than reasonable bona fide due diligence expenses). Such advances, if any, shall be credited against such portion of the Dealer Manager Fee payable pursuant to Section 3(d) that is retained by the Dealer Manager and not re-allowed until the full amount of such advances is offset. Such advances are not intended to be in addition to the compensation set forth in Section 3(d) and any and all monies advanced that are not utilized for out-of-pocket accountable expenses actually incurred by the Dealer Manager in connection with the Offering (other than reasonable bona fide due diligence expenses) shall be reimbursed by the Dealer Manager to the Company.

4.	Conditions to the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the following terms and conditions and if all such conditions are not satisfied or waived by the Dealer Manager on or before the initial Effective Date or at any time thereafter until the Termination Date (as defined in Section 10(a)), then no funds shall be released (1) from the Deposit Account if the Dealer Manager provides notice to this effect to the Company and the Escrow Agent, and (2) from the Deposit Account if the Dealer Manager provides notice to this effect to the Company and UMB Bank, N.A.:

(a)	The representations and warranties on the part of the Company contained in this Agreement hereof shall be true and correct in all material respects and the Company shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects.

(b)	The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company, no proceedings for that purpose shall have been instituted or threatened by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.

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(c)	The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

5.	Covenants of the Company and the Advisor. The Company and the Advisor covenant and agree with the Dealer Manager as follows:

(a)	Registration Statement. The Company will use its best efforts to:

(i)	cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; and

(ii)	on an ongoing basis, maintain effective status with the Commission thereafter.

The Company will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager. The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(b)	Commission Orders. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Manager and use its best efforts to prevent the issuance of any such order and, if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.

(c)	Blue Sky Qualifications. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible. The Company will furnish the Dealer Manager with a blue sky survey dated as of the initial Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

(d)	Amendments and Supplements. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Selected Broker-Dealers.

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(e)	Requests from Commission. The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator that the Company amend the Registration Statement, supplement the Prospectus or provide additional information.

(f)	Copies of Registration Statement. The Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Shares.

(g)	Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(h)	Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Articles of Amendment and Restatement in the form included as exhibits to the Registration Statement (as the same may be amended, supplemented or otherwise modified from time to time, the “Company’s Charter”) and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(i)	Sales Literature. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use to the extent required by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company agrees to prepare sales literature reasonably requested by the Dealer Manager in connection with the Offering. The Company and the Dealer Manager agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature. Each of the Company and the Advisor will not (and will cause its affiliates to not): (1) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(j)	Use of Proceeds. The Company intends to apply the proceeds from the sale of the Shares substantially as set forth in the Prospectus.

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(k)	Customer Information. The Company shall, when applicable:

(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by the Company’s Charter or applicable law;

(iii)	except as expressly permitted under the FCRA, the Dealer Manager and the Company shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(iv)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Selected Broker-Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by the Company’s Charter or applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, for purposes other than servicing the customer, or as otherwise required by the Company’s Charter or applicable law.

(l)	Dealer Manager’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Dealer Manager’s consent, which consent shall not be unreasonably withheld or delayed.

(m)	Certain Payments. Without the prior consent of the Dealer Manager, none of the Company, the Advisor or any of their respective affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.

(n)	Regulatory Filings. Notwithstanding anything herein to the contrary, the Company shall provide the Dealer Manager with a copy of any notice, filing, application, registration, document, correspondence or other information that the Company delivers, makes or files with any governmental authority or agency (federal, state or otherwise) or with FINRA in connection with the Offering, this Agreement or any of the transactions completed hereby.

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6.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company as follows:

(a)	Compliance With Laws. With respect to the Dealer Manager’s participation and the participation by each Selected Broker-Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees, and each Selected Broker-Dealer in its Selected Broker-Dealer Agreement will agree, to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering, the sale of Shares and with all applicable state securities or blue sky laws, and the Rules of FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2310 (Recommendations to Customers), 2340 (Customer Account Statements), and 2420 (Dealing with Non-Members), and FINRA Rules 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Selected Broker-Dealer Agreement that the Selected Broker-Dealer shall provide, to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the Offering and prior to the sale. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Selected Broker-Dealers in connection with the solicitation of purchasers of the Shares. The Dealer Manager agrees not to deliver the Approved Sales Literature to any person prior to the initial Effective Date. If the Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares and that it will direct Selected Broker-Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.

The Dealer Manager agrees that it will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Company for use in the Offering. All Approved Sales Literature that is prepared by the Dealer Manager (a) will be delivered to the Company prior to use for the Company’s approval, such approval not to be unreasonably withheld or delayed, and (b) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading.  Prior to use, the Dealer Manager will file and obtain clearance of the Approved Sales Literature to the extent required by applicable FINRA rules.  The Dealer Manager represents and warrants to the Company that it will not use (i) any sales literature prepared by the Dealer Manager and not approved by the Company, (ii) any sales literature prepared by the Company and not approved by the Dealer Manager or (iii) any “broker-dealer use only” materials with members of the public in connection with offers or sales of the Shares. The use of any other sales material is expressly prohibited.

(b)	No Additional Information. In offering the Shares for sale, the Dealer Manager shall not, and each Selected Broker-Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature. The Dealer Manager shall not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

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(c)	Sales of Shares. The Dealer Manager shall, and each Selected Broker-Dealer shall agree to, solicit purchases of the Shares only in the jurisdictions in which the Dealer Manager and such Selected Broker-Dealer are legally qualified to so act and in which the Dealer Manager and each Selected Broker-Dealer have been advised by the Company or counsel to the Company that such solicitations can be made. Notwithstanding the foregoing, no selling commissions, broker-dealer fees, Dealer Manager Fees, or other amounts whatsoever will be paid to the Dealer Manager as provided herein unless or until the minimum offering (as described in the Prospectus) has been raised in the Offering and the Escrow Agent has released the proceeds from the Deposit Account to the Company. Until the minimum offering is obtained, investments will be held in the Deposit Account. The Dealer Manager acknowledges and agrees that, as described in the Prospectus, one or more jurisdictions require a higher minimum offering amount and that such amount or amounts shall remain in escrow pending the release or such proceeds to the Company. If the minimum offering is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus.

(d)	Subscription Agreement. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Selected Broker-Dealer to the Company only on the form which is included as Exhibit C to the Prospectus. The Dealer Manager understands and acknowledges, and each Selected Broker-Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber and the Selected Broker-Dealer as provided for by the Subscription Agreement.

(e)	Suitability. The Dealer Manager will offer Shares, and in its agreement with each Selected Broker-Dealer will require that the Selected Broker-Dealer offer Shares, only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with the Selected Broker-Dealers, the Dealer Manager will require that the Selected Broker-Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Rules and the provisions of Article III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”).

The Dealer Manager agrees that in recommending the purchase of the Shares in the Offering to an investor, the Dealer Manager and each person associated with the Dealer Manager that make such recommendation shall have, and each Selected Broker-Dealer in its Selected Broker-Dealer Agreement shall agree with respect to investors to which it makes a recommendation shall agree that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager or the Selected Broker-Dealer that:

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(i)	the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company;

(ii)	the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

(iii)	an investment in the Shares offered in the Offering is otherwise suitable for the investor.

The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Selected Broker-Dealer in its Selected Broker-Dealer Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Selected Broker-Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor.

In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Selected Broker-Dealers may rely on (A) representations from investment advisers who are not affiliated with a Selected Broker-Dealer, banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Selected Broker-Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Selected Broker-Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(f)	Selected Broker-Dealer Agreements. All engagements of the Selected Broker-Dealers will be evidenced by a Selected Broker-Dealer Agreement.

(g)	Electronic Delivery. If it intends to use electronic delivery to distribute the Prospectus to any person, that it will comply with all applicable requirements of the Commission, the Blue Sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.

(h)	AML Compliance. The Dealer Manager represents to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act ”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

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(i)	Customer Information. The Dealer Manager will use its best efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to satisfy its obligations under the GLB Act, AML/OFAC Laws, the privacy standards and requirements of any other applicable federal or state law, its own internal privacy policies and procedures, and comply with the requirements under Section 5(l) above.

(j)	Recordkeeping. The Dealer Manager will comply, and will require each Selected Broker-Dealer to comply, with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act, and shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records with respect to each investor who purchases Shares, information used to determine that the investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions), the amount of Shares sold, and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

(k)	Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Selected Broker-Dealers agree, to suspend or terminate the offering and sale of the Shares upon request of the Company at any time and to resume the offering and sale of the Shares upon subsequent request of the Company.

(l)	Cooperation. Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the of the services the Dealer Manager is providing to the Company under this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 6(l), but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager in connection therewith.

(m)	Resale of Shares. The Dealer Manager agrees, and each Selected Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selected Broker-Dealer’s participation in any resales or transfers of the Shares. In addition, the Dealer Manager agrees, and each Selected Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Shares, it and each Selected Broker-Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

(n)	Customer Complaints. The Dealer Manager hereby agrees to provide to the Company promptly upon receipt by the Dealer Manager copies of any written or otherwise documented customer complaints received by the Dealer Manager from Selected Broker-Dealers relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by any Selected Broker-Dealer), the Shares or the Company.

(o)	Representations Regarding Escrow Agent. The Dealer Manager will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as Escrow Agent.

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7.	Expenses.

(a)	Subject to Sections 7(b) and 7(c) , the Dealer Manager shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement.

(b)	The Company agrees to pay all costs and expenses related to:

(i)	the registration of the offer and sale of the Shares with the Commission;

(ii)	expenses of printing the Registration Statement and the Prospectus and any amendment or supplement thereto as herein provided;

(iii)	fees and expenses incurred in connection with any required filing with the FINRA;

(iv)	all the expenses of agents of the Company, excluding the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company; and

(v)	expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

(c)	The Company shall reimburse the Dealer Manager and Selected Broker-Dealers for approved or deemed approved reasonable bona fide due diligence expenses in accordance with Section 3(e).

Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Advisor for, the costs and expenses described in this Section if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the Company expenses paid or reimbursed pursuant to Section 3(f), all items of underwriting compensation including Dealer Manager expenses described in Section 3(d) and due diligence expenses described in Section 3(e)) to exceed 15.0% of the gross proceeds from the sale of the Shares.

8.	Indemnification.

(a)	Indemnified Parties Defined. For the purposes of this Agreement, an “Indemnified Party” shall mean a person or entity entitled to indemnification under Section 8, as well as such person’s or entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)	Indemnification of the Dealer Manager and Selected Broker-Dealers. The Company will indemnify, defend and hold harmless the Dealer Manager and the Selected Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Selected Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

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(i)	in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering;

(ii)	any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or

(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will reimburse each Selected Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Selected Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Selected Broker-Dealer or the Dealer Manager expressly for use with reference to such Selected Broker-Dealer or the Dealer Manager in the preparation of (A) the Registration Statement or any such post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus, (B) any such Approved Sales Literature or (C) any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that such Selected Broker-Dealer or the Dealer Manager was at fault in connection with the loss, claim, expense, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the NASAA Omnibus Guidelines, the indemnification and agreement to hold harmless provided in this Section 8(b) is further limited to the extent that no such indemnification by the Company of a Selected Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

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(c)	Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company and each of its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon:

(i)	in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or to comply with federal or state securities laws applicable to the Dealer Manager;

(ii)	any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or

(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;

(iv)	any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature; or

(v)	any untrue statement made by the Dealer Manager or omission by the Dealer Manager to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Offering, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Company.

The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with the investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

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(d)	Selected Broker-Dealer Indemnification of the Company. By virtue of entering into the Selected Broker-Dealer Agreement, each Selected Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, the Advisor, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Broker-Dealer Agreement.

(e)	Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.

Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(f)	Reimbursement of Fees and Expenses. An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(i)	In the case of the Company indemnifying the Dealer Manager, the advancement of funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA Omnibus Guidelines) only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(ii)	In any case of indemnification other than that described in Section 8(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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9.	Contribution.

(a)	If Indemnification is Unavailable. If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Selected Broker-Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Selected Broker-Dealer Agreement; or

(ii)	if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Selected Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)	Relative Benefits. The relative benefits received by the Company, the Dealer Manager and the Selected Broker-Dealer, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Selected Broker-Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Selected Broker-Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions, broker-dealer fees, and dealer manager fees received by the Dealer Manager and the Selected Broker-Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Shares sold in the Offering as set forth on such cover.

(c)	Relative Fault. The relative fault of the Company, the Dealer Manager and the Selected Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Selected Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)	Pro Rata is Unreasonable. The Company, the Dealer Manager and the Selected Broker-Dealer (by virtue of entering into the Selected Broker-Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

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(e)	Limits. Notwithstanding the provisions of this Section 9, the Dealer Manager and the Selected Broker-Dealer shall not be required to contribute any amount by which the total price at which the Shares sold in the Offering to the public by them exceeds the amount of any damages which the Dealer Manager and the Selected Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f)	Fraudulent Misrepresentation. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g)	Benefits of Contribution. For the purposes of this Section 9, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company. The Selected Broker-Dealers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Shares sold by each Selected Broker-Dealer in the Offering and not joint.

10.	Termination of this Agreement.

(a)	Term; Expiration. This Agreement shall become effective on the initial Effective Date and the obligations of the parties hereunder shall not commence until the initial Effective Date. This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party. This Agreement shall automatically expire on the termination date of the Offering as described in the Prospectus.

(b)	Delivery of Records Upon Expiration or Early Termination. Upon the expiration or early termination of this Agreement for any reason, the Dealer Manager shall:

(i)	promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares into the Deposit Account for the deposit of investor funds;

(ii)	to the extent not previously provided to the Company a list of all investors who have subscribed for or purchased shares and all broker-dealers with whom the Dealer Manager has entered into a Selected Broker-Dealer Agreement;

(iii)	notify Selected Broker-Dealers of such termination; and

(iv)	promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 3(d) at such time as such compensation becomes payable.

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11.	Miscellaneous

(a)	Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 3(d) (Dealer-Manager Compensation); Section 6(i) (AML Compliance); Section 8 (Indemnification); Section 9 (Contribution); Section 10 (Termination of this Agreement) and this Section 11 (Miscellaneous). Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering if the Offering is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances and in compliance with all federal and state rules and regulations, the Rules of FINRA and the NASAA Guidelines.

(b)	Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:

Terra Income Fund 6, Inc.

805 Third Avenue, 8th Floor

New York, New York 10022

Facsimile No.: (212) 753-5102

Attention: Bruce Batkin

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Facsimile No.: (404) 253-8447

Attention: Martin H. Dozier, Esq.

If to the Advisor:

Terra Income Advisors, LLC

805 Third Avenue, 8th Floor

New York, New York 10022

Facsimile No.: (212) 753-5102

Attention: Bruce Batkin

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with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Facsimile No.: (404) 253-8447

Attention: Martin H. Dozier, Esq.

If to the Dealer Manager:

Terra Capital Markets, LLC

805 Third Avenue, 8th Floor

New York, New York 10022

Facsimile No.: (201) 327-3467

Attention: Stephen H. Hamrick

with a copy to:

Kunzman & Bollinger, Inc.

5100 N. Brookline Avenue, Suite 600

Oklahoma City, Oklahoma 73112

Facsimile No: (405) 942-3501

Attention: Wallace W. Kunzman, Jr.

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 10(b).

(c)	Successors and Assigns. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d)	Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e)	Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

(f)	Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.

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(g)	Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

(h)	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Selected Broker-Dealer as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Selected Broker-Dealer as a broker authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Selected Broker-Dealers or one another.

(i)	Third Party Beneficiaries. Except for the persons and entities referred to in Section 8 (Indemnification) and Section 9 (Contribution), there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Section 8 and Section 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Section 8 and Section 9 shall be a third party beneficiary of this Agreement.

(j)	Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by all of the parties hereto.

(k)	Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l)	Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Selected Broker-Dealer regarding recordholder information about the clients of such Selected Broker-Dealer who have invested with the Company on an on-going basis for so long as such Selected Broker-Dealer has a relationship with such clients. The Dealer Manager shall require in the Selected Broker-Dealer Agreement that Selected Broker-Dealers not disclose any password for a restricted website or portion of website provided to such Selected Broker-Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Selected Broker-Dealers, any material downloaded from such a restricted website or portion of a restricted website.

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(m)	Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(n)	Absence of Fiduciary Relationships. The parties acknowledge and agree that:

(i)	the Dealer Manager’s responsibility to the Company is solely contractual in nature; and

(ii)	the Dealer Manager does not owe the Company, any of its affiliates or any other person or entity any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

THE COMPANY:

TERRA INCOME FUND 6, INC.

By:
Name:
Title:

THE ADVISOR:

TERRA INCOME ADVISORS, LLC

By:
Name:
Title:

Accepted as of the date first above written:

THE DEALER MANAGER:

TERRA CAPITAL MARKETS, LLC

By:
		Name:	Stephen H. Hamrick
		Title:	President

28

EXHIBIT A

FORM OF SELECTED BROKER-DEALER AGREEMENT

WITH TERRA CAPITAL MARKETS, LLC

To:

RE:	TERRA INCOME FUND 6, INC.

Ladies and Gentlemen:

Terra Capital Markets, LLC (the “Dealer Manager”) entered into a dealer manager agreement, dated as of [      ], 2015 (the “Dealer Manager Agreement”), with Terra Income Fund 6, Inc., a Maryland corporation (the “Company”), under which the Dealer Manager agreed to use its best efforts to solicit subscriptions in connection with the public offering (the “Offering”) for its shares of common stock, $.001 par value per share, of which amount: (i) up to 80,000,000 shares for a purchase price of $12.50 per share (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers) (the “Shares”), as well as (ii) shares offered pursuant to the Company’s distribution reinvestment plan, at a price equal to 95% of the price that Shares are sold in the Offering at the semi-monthly closing immediately following the distribution payment date, as described in the Prospectus (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.

In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Selected Broker-Dealers”) who are members of the Financial Industry Regulatory Authority (“FINRA”) to solicit subscriptions for Shares in connection with the Offering.  Upon effectiveness of the Dealer Manager Agreement, you are hereby invited to become a Selected Broker-Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions of this Selected Broker-Dealer agreement (this “Agreement”):

1.	Registration Statement.

(a)	Registration Statement and Prospectus. A registration statement on Form N-2 (File No. [ ]), including a preliminary prospectus, has been prepared by the Company and was filed with the Securities and Exchange Commission (the “Commission”) on [ ], 2015, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the Offering. The Company has prepared and filed such amendments thereto and such amended prospectus as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. The registration statement on Form N-2 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that:

(i)	if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission; and

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	1

(ii)	if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed.

As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

2.	Compliance with Applicable Rules and Regulations; License and Association Membership.

Upon the effectiveness of this Agreement, the undersigned dealer will become one of the “Selected Broker-Dealers” referred to in the Dealer Manager Agreement and is referred to herein as “Selected Broker-Dealer”. Selected Broker-Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), the Blue Sky Survey (as defined below), the FINRA Rules (including, without limitation, NASD Conduct Rules 2310 (Recommendations to Customers), 2340 (Customer Account Statements), and 2420 (Dealing with Non-Members), and FINRA Rules 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein, and the provisions of Article III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as the same may be further revised and amended (the “NASAA Guidelines”).

Selected Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Selected Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations in all states where it offers or sells Shares, and that it is a member in good standing of FINRA.  Selected Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule I to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in such jurisdictions.

This Agreement shall automatically terminate with no further action by either party if Selected Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Broker-Dealer’s principal office is located.  Selected Broker-Dealer agrees to notify the Dealer Manager immediately if Selected Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Broker-Dealer is currently registered or licensed.

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	2

3.	Limitation of Offer; Investor Suitability.

(a)	Investor Suitability. Selected Broker-Dealer will offer Shares only:

(i)	to persons that meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager;

(ii)	in accordance with Section 8, to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Shares are qualified for sale or that qualification is not required (the “Blue Sky Survey”);

(iii)	in a jurisdiction if both such Selected Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; and

(iv)	in compliance with the provisions of the FINRA Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of the NASAA Guidelines.

Notwithstanding the qualification of Shares for sale in any respective jurisdiction (or exemption therefrom), Selected Broker-Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Selected Broker-Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering Shares, Selected Broker-Dealer shall comply with the provisions of the FINRA Rules, as well as other applicable rules and regulations relating to suitability of investors, including, but not limited to, the provisions of Section III.C. of the NASAA Guidelines.

In offering the sale of Shares to any person, Selected Broker-Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by Selected Broker-Dealer after due inquiry) that:  (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (C) the purchase of the Shares is otherwise suitable for such person; and (D) such person has either: (1) a minimum annual gross income of $70,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $70,000; or a minimum net worth (determined with the foregoing exclusions) of $250,000 or (2) meets the higher suitability standards, if applicable, imposed by the state in which the investment by such investor is made.

Prior to offering the Shares for sale, Selected Broker-Dealer shall have conducted an inquiry such that Selected Broker-Dealer has reasonable grounds to believe, based on information made available to Selected Broker-Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports. Prior to the sale of the Shares, Selected Broker-Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the risks related to limitations on liquidity and marketability of the Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company except as set forth in the Prospectus and any Approved Sales Literature. Selected Broker-Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Selected Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established.  In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Selected Broker-Dealer may rely on (x) representations from investment advisers who are not affiliated with Selected Broker-Dealer, banks acting as trustees or fiduciaries, and (y) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by Selected Broker-Dealer after due inquiry.

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	3

Notwithstanding the foregoing, Selected Broker-Dealer shall not execute any transaction with the Company in a discretionary account without prior written approval of the transaction by the customer.

(b)	Maintenance of Records. Selected Broker-Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Selected Broker-Dealer may satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above. Selected Broker-Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Broker-Dealer agrees to make such documents and records available to the Dealer Manager and the Company upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon Selected Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

4.	Delivery of Prospectus and Approved Sales Literature.

(a)	Delivery of Prospectus and Approved Sales Literature. Selected Broker-Dealer will:

(i)	deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Shares at least five business days prior to the tender of such person’s subscription agreement (the “Subscription Agreement”);

(ii)	promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering;

(iii)	deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering;

(iv)	not use any sales materials in connection with the solicitation of purchasers of the Shares except Approved Sales Literature;

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	4

(v)	to the extent the Company provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future; and

(vi)	not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Selected Broker-Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval.

(b)	Agency is Not Created. Nothing contained in this Agreement shall be deemed or construed to make Selected Broker-Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Selected Broker-Dealer is not authorized to act for the Dealer Manager or the Company.

(c)	Documents Must Be Accompanied or Preceded by a Prospectus. Selected Broker-Dealer will not send or provide supplements to the Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all supplements thereto with such Prospectus supplement or Approved Sales Literature.

(d)	Broker-Dealer Use Only Material. Selected Broker-Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e)	Copies of Prospectuses and Approved Sales Literature. The Dealer Manager will supply Selected Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f)	Prospectus Delivery Requirement. Selected Broker-Dealer shall furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

5.	Submission of Orders; Right to Reject Orders.

(a)	Minimum Offering; Minimum Investment. Until such time as the Company has received and accepted subscriptions for the minimum offering (as described in the Prospectus) and released the proceeds from such subscriptions from the Escrow Account, those persons who purchase Shares will be instructed by Selected Broker-Dealer to make their instruments of payment payable to or for the benefit of “UMB Bank, N.A., as Escrow Agent for Terra Income Fund 6, Inc.”, except that investors residing in jurisdictions requiring higher minimum offering amounts will continue to be instructed to make their instruments of payment payable to or for the benefit of “UMB Bank, N.A., as Escrow Agent for Terra Income Fund 6, Inc.” until the Company has received subscriptions for the applicable minimum offering amount. Thereafter, those persons who purchase Shares will be instructed by Selected Broker-Dealer to make their instruments of payment payable to or for the benefit of “Terra Income Fund 6, Inc.” Subject to certain individual state requirements and except for shares issued pursuant to the DRIP, Shares may be sold only to investors who initially purchase a minimum of $5,000, subject to certain state requirements as described in the Prospectus. With respect to Selected Broker-Dealer’s participation in any resales or transfers of the Shares, Selected Broker-Dealer agrees to comply with any applicable requirements set forth in Section 2 and to fulfill the obligations pursuant to FINRA Rule 2310.

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(b)	Escrow Agreement. Until the minimum offering of $2,000,000 in Shares has been sold, payments for Shares shall be made by checks payable to “UMB Bank, N.A., as Escrow Agent for Terra Income Fund 6, Inc.” During such time, Selected Broker-Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to UMB Bank, N.A. (the “Escrow Agent”) at the address provided in the Subscription Agreement.

When Selected Broker-Dealer’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check were initially received by Selected Broker-Dealer from the subscriber, Selected Broker-Dealer shall transmit the Subscription Agreement and check to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement.  When, pursuant to Selected Broker-Dealer’s internal supervisory procedures, Selected Broker-Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Selected Broker-Dealer shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following Selected Broker-Dealer’s receipt of the Subscription Agreement and check.  The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent.  If any Subscription Agreement solicited by Selected Broker-Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection.

Once the minimum offering of $2,000,000 in Shares has been sold, subject to any continuing escrow obligations imposed by certain states as described in the Prospectus, payments for Shares shall be made payable to “Terra Income Fund 6, Inc.”  At such time, Selected Broker-Dealer shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to Terra Income Fund 6, Inc., c/o DST Systems, Inc., at the address provided in the Subscription Agreement.

(c)	Acceptance and Confirmation. All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company or the Dealer Manager, each of which reserve the right to reject any order in their sole discretion for any or no reason. Orders not accompanied by the required instrument of payment for Shares may be rejected. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Company to be completed in accordance with Section 3(c) of the Dealer Manager Agreement.

Selected Broker-Dealer understands that the Dealer Manager reserves the unconditional right to reject any order for any or no reason. If an order is rejected, cancelled or rescinded for any reason, then Selected Broker-Dealer will return to the Dealer Manager any selling commissions, broker-dealer fees, or dealer manager fees theretofore paid with respect to such order, and, if Selected Broker-Dealer fails to so return any such selling commissions, broker-dealer fees, or dealer manager fees, the Dealer Manager shall have the right to offset amounts owed against future commissions or dealer manager fees due and otherwise payable to Selected Broker-Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	6

(d)	Notwithstanding the foregoing, with respect to any Shares to be purchased by a custodial account, Selected Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and instrument of payment for such account directly to the Escrow Agent or, after the minimum offering has been received, to the Company. Selected Broker-Dealer shall furnish to the Escrow Agent or the Company, as applicable, with each delivery of Subscription Agreement and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Shares purchased.

6.	Selected Broker-Dealer Compensation.

(a)	Selling Commissions. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, subject to the volume discounts and other special circumstances described in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to Selected Broker-Dealer a selling commission of 6.0% of the gross proceeds from the Shares sold by it and accepted and confirmed by the Company, and a broker-dealer fee equal to 1.0% (for marketing fees and expenses). Selected Broker-Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. For purposes of this Section 6(a), Shares are “sold” only if an executed Subscription Agreement is accepted by the Company and the Company has thereafter distributed the commission and fee to the Dealer Manager in connection with such transaction. Selected Broker-Dealer acknowledges and agrees no selling commissions or broker-dealer fees will be payable, and no Dealer Manager Fees will begin to accrue until the date upon which the Company has received and accepted subscriptions for the minimum offering and the Escrow Agent has released the proceeds from the Escrow Account to the Company. The parties hereby agree that the foregoing selling commissions, broker-dealer fees, and Dealer Manager Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Selected Broker-Dealer’s interest in the offering is limited to such selling commissions, broker-dealer fees, and Dealer Manager Fees from the Dealer Manager and Selected Broker-Dealer’s indemnity referred to below, and that the Company is not liable or responsible for the direct payment of such selling commissions, broker-dealer fees, and Dealer Manager Fees to Selected Broker-Dealer. In addition, as set forth in the Prospectus, the Dealer Manager will reimburse Selected Broker-Dealer for reasonable bona fide due diligence expenses incurred by Selected Broker-Dealer. Selected Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and no such expenses shall be reimbursed absent a detailed and itemized invoice.

(b)	DRIP Sales. Selected Broker-Dealer acknowledges and agrees that no selling commissions or broker-dealer fees will be paid for sales of DRIP Shares.

(c)	Dealer Manager’s Authority to Issue Confirmation. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Dealer Manager or the Company rejects a proposed subscriber’s Subscription Agreement. Accordingly, Selected Broker-Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority residing solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(d)	Reallowance of Dealer Manager Fee. The Dealer Manager may, in its sole discretion, re-allow a portion of the Dealer Manager Fee received by it to Selected Broker-Dealer as a marketing fee in an amount equal to 1% (and, in certain instances, up to 1.5%) of the gross proceeds from the Shares sold by the Selected Broker-Dealer and accepted and confirmed by the Company.

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The Dealer Manager may, in its sole discretion, request the Company to reimburse, to Selected Broker-Dealer for reasonable accountable bona fide due diligence expenses, provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Company and the Company had theretofore given its prior written approval of incurrence of such expenses.

(e)	Marketing Expenses. Certain marketing expenses such as Selected Broker-Dealer conferences may be advanced to Selected Broker-Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Selected Broker-Dealer. If the Offering is not consummated, Selected Broker-Dealer will repay any such advance to the extent not expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Selected Broker-Dealer.

Notwithstanding anything herein to the contrary, Selected Broker-Dealer will not be entitled to receive any Dealer Manager Fee which would cause the aggregate amount of selling commissions, dealer manager fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Selected Broker-Dealers to exceed 10.0% of the gross proceeds raised from the sale of Shares in the Offering.

(f)	Limitations on Dealer Manager’s Liability for Commissions. The Company will not be liable or responsible to any Selected Broker-Dealer for the payment of any selling commissions or broker-dealer fees, or other fees to Selected Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions or broker-dealer fees to Selected Broker-Dealer.

Selected Broker-Dealer acknowledges and agrees that the Dealer Manager’s liability for commissions (including the marketing fee, if any) payable to Selected Broker-Dealer is limited solely to commissions received and the portion of the Dealer Manager fee which represents the marketing fee received by the Dealer Manager from the Company in connection with Selected Broker-Dealer’s sale of Shares.

7.	Reserved Shares. The number of Shares, if any, to be reserved for sale by each Selected Broker-Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. The Dealer Manager reserves the right to notify Selected Broker-Dealer by United States mail or by other means of the number of Shares reserved for sale by Selected Broker-Dealer, if any. Such Shares will be reserved for sale by Selected Broker-Dealer until the time specified in the Dealer Manager’s notification to Selected Broker-Dealer. Sales of any reserved Shares after the time specified in the notification to Selected Broker-Dealer or any requests for additional Shares will be subject to rejection in whole or in part.

8.	Blue Sky Qualification.

(a)	Notice of Blue Sky Qualification. The Dealer Manager will inform Selected Broker-Dealer as to the jurisdictions in which the Dealer Manager has been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions, but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to Selected Broker-Dealer’s right to act as a broker and/or dealer with respect to the Shares in any such jurisdiction. Selected Broker-Dealer agrees that it will not make any offers or sell any Shares except in states in which the Dealer Manager advises Selected Broker-Dealer that the Offering has been qualified or is exempt and in which Selected Broker-Dealer is legally qualified to make offers and further agrees to assure that each person to whom Selected Broker-Dealer sells Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement.

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Neither the Dealer Manager nor the Company assume any obligation or responsibility in respect of Selected Broker-Dealer’s qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey which has been or will be furnished to Selected Broker-Dealer indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b)	Selected Broker-Dealer’s Compliance Obligation. It is understood and agreed that under no circumstances will Selected Broker-Dealer, as a Selected Broker-Dealer, engage in any activities hereunder in any jurisdiction in which Selected Broker-Dealer may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which Selected Broker-Dealer may lawfully so engage unless Selected Broker-Dealer have complied with the provisions hereof.

9.	Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. The Dealer Manager shall not be under any liability to Selected Broker-Dealer (except for its own lack of good faith and for obligations expressly assumed by it hereunder) for or in respect of:

(a)	the validity or value of or title to, the Shares;

(b)	the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Company or by others;

(c)	any instrument executed by the Company or others;

(d)	the form or validity of the Dealer Manager Agreement or this Agreement;

(e)	the delivery of the Shares;

(f)	the performance by the Company or by others of any agreement on its or their part;

(g)	the qualification of the Shares for sale under the laws of any jurisdiction; or

(h)	any matter in connection with any of the foregoing;

Provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Company or the Dealer Manager shall be implied or inferred herefrom.

10.	Indemnification.

(a)	Incorporation of Indemnification Obligations Under the Dealer Manager Agreement. Under the Dealer Manager Agreement, the Company has agreed to indemnify Selected Broker-Dealer and the Dealer Manager and each person, if any, who controls Selected Broker-Dealer or the Dealer Manager, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Selected Broker-Dealer hereby agrees to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Selected Broker-Dealer agrees to indemnify the Company in the Dealer Manager Agreement.

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(b)	Selected Broker-Dealer’s Hold Harmless Obligation. In furtherance of, and not in limitation of the foregoing, Selected Broker-Dealer will indemnify, defend and hold harmless the Dealer Manager and the Company, and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties, and each person who signed the Registration Statement, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	in whole or in part, any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Selected Broker-Dealer;

(ii)	any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus; or in any Approved Sales Literature; or any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof; or

(iii)	the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Selected Broker-Dealer specifically for use with reference to Selected Broker-Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;

(iv)	any use of sales literature, including “broker dealer use only” materials, by Selected Broker-Dealer that is not Approved Sales Literature;

(v)	any untrue statement made by Selected Broker-Dealer or Selected Broker-Dealer’s representatives or agents or omission by Selected Broker-Dealer or Selected Broker-Dealer’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company; or

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(vi)	any failure by Selected Broker-Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act.

Selected Broker-Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which Selected Broker-Dealer may otherwise have.

(c)	Notice of Claim. Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify in writing the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(d)	Reimbursement. An indemnifying party under Section 10 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.

If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11.	Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 9 of the Dealer Manager Agreement shall be applicable.

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12.	Company as Party to Agreement. The Company shall be a third party beneficiary of Selected Broker-Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11. The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is a third party beneficiary.

13.	Privacy Laws; Compliance.

(a)	Selected Broker-Dealer agrees to:

(i)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); B) the privacy standards and requirements of any other applicable federal or state law; and (C) Selected Broker-Dealer’s own internal privacy policies and procedures, each as may be amended from time to time;

(ii)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law or the Company’s Charter, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, other than as required by applicable law or the Company’s Charter.

14.	Anti-Money Laundering Compliance Programs. Selected Broker-Dealer represents to the Dealer Manager and to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, the Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. Selected Broker-Dealer further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Selected Broker-Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager or the Company, provide a certification to the Dealer Manager or the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules, and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Upon request by the Dealer Manager at any time, Selected Broker-Dealer will (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with its most recent independent testing of its AML Program.

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15.	Miscellaneous.

(a)	Ratification of Dealer Manager Agreement. Selected Broker-Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Selected Broker-Dealers (including Selected Broker-Dealer party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Selected Broker-Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Selected Broker-Dealers. Selected Broker-Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)	Termination. This Agreement, except for the provisions of Sections 9 (Dealer Manager’s Authority), 10 (Indemnification), 11 (Contribution), 12 (Company as Party to Agreement), 13 (Privacy Laws; Compliance) and this Section 15 (Miscellaneous), may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 9, 10, 11, 12, 13 and this Section 15.

(c)	Communications. Any communications from Selected Broker-Dealer should be in writing addressed to the Dealer Manager at:

Terra Capital Markets, LLC

805 Third Avenue, 8th Floor

New York, New York 10022

Facsimile No.: (201) 327-3467

Attention: Stephen H. Hamrick

with a copy to:

Kunzman & Bollinger, Inc.

5100 N. Brookline Avenue, Suite 600

Oklahoma City, Oklahoma 73112

Facsimile No: (405) 942-3501

Attention: Wallace W. Kunzman, Jr.

Any notice from the Dealer Manager to Selected Broker-Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Selected Broker-Dealer at Selected Broker-Dealer’s address shown below.

(d)	No Partnership. Nothing herein contained shall constitute the Dealer Manager, Selected Broker-Dealer, the other Selected Broker-Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)	Notice of Registration Statement Effectiveness. If this Agreement is executed before the initial Effective Date, then the Dealer Manager will notify Selected Broker-Dealer in writing when the initial Effective Date has occurred. Selected Broker-Dealer agrees that Selected Broker-Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Selected Broker-Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Selected Broker-Dealer on and after the initial Effective Date.

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(f)	Transfer Agent. The Company may authorize its transfer agent to provide information to the Dealer Manager and Selected Broker-Dealer regarding record holder information about the clients of Selected Broker-Dealer who have invested with the Company on an on-going basis for so long as Selected Broker-Dealer has a relationship with such client. Selected Broker-Dealer shall not disclose any password for a restricted website or portion of a website provided to Selected Broker-Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Selected Broker-Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g)	Assignment. Selected Broker-Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Selected Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Selected Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Selected Broker-Dealer.

(h)	Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(i)	Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(j)	Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(k)	Customer Complaints. Selected Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Selected Broker-Dealer copies of any written or otherwise documented customer complaints received by Selected Broker-Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by Selected Broker-Dealer), the Shares or the Company.

(l)	Amendments. This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Broker-Dealer, and any such amendment shall be deemed accepted by Selected Broker-Dealer upon placing an order for sale of Shares after it has received such notice.

If the foregoing is in accordance with Selected Broker-Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Selected Broker-Dealer’s indicated acceptance thereof shall constitute a binding agreement between Selected Broker-Dealer and the Dealer Manager.

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	14

DEALER MANAGER:

TERRA CAPITAL MARKETS, LLC

By:
Name:	Stephen H. Hamrick
Title:	President

The undersigned dealer confirms its agreement to act as a Selected Broker-Dealer pursuant to all the terms and conditions of the above Selected Broker-Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration.  The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA.

Dated: ____________, 2015
Name of Selected Broker-Dealer

Federal Identification Number

By:
Name:
Authorized Signatory

Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:
Street

City

State and Zip Code

(Area Code) Telephone No.

Attention:

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	15

SCHEDULE I

TO

SELECTED BROKER-DEALER AGREEMENT WITH

TERRA CAPITAL MARKETS, LLC

Selected Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

o	Alabama	o	Nebraska
o	Alaska	o	Nevada
o	Arizona	o	New Hampshire
o	Arkansas	o	New Jersey
o	California	o	New Mexico
o	Colorado	o	New York
o	Connecticut	o	North Carolina
o	Delaware	o	North Dakota
o	District of Columbia	o	Ohio
o	Florida	o	Oklahoma
o	Georgia	o	Oregon
o	Hawaii	o	Pennsylvania
o	Idaho	o	Puerto Rico
o	Illinois	o	Rhode Island
o	Indiana	o	South Carolina
o	Iowa	o	South Dakota
o	Kansas	o	Tennessee
o	Kentucky	o	Texas
o	Louisiana	o	Utah
o	Maine	o	Vermont
o	Maryland	o	Virgin Islands
o	Massachusetts	o	Virginia
o	Michigan	o	Washington
o	Minnesota	o	West Virginia
o	Mississippi	o	Wisconsin
o	Missouri	o	Wyoming
o	Montana

Terra Capital Markets, LLC Selected Broker-Dealer Agreement	16